Exhibit 23-1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated April 14, 2005 relating to the financial statements of Inseq Corporation and subsidiaries for the years ended December 31, 2005 and 2004.

                                   /s/ Rosenberg Rich Baker Berman & Co.
                                   --------------------------------------
                                   Rosenberg Rich Baker Berman & Co.
                                   Certified Public Accountants

Bridgewater, New Jersey
May 5, 2006